SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 12, 2001


                                CARECENTRIC, INC.

               (Exact name of registrant as specified in charter)


               Delaware                               000-22162                            22-3209241
    (State or other jurisdiction of           (Commission File Number)          (IRS Employer Identification No.)
            incorporation)



        2625 Cumberland Parkway
               Suite 310                                    30339
           Atlanta, Georgia                              (Zip Code)
         (Address of principal
          executive offices)

       (Registrant's telephone number including area code) (770) 805-4400

ITEM 2.  DISPOSITION OF ASSETS

     On September 28, 2001, CareCentric, Inc. (the "Registrant") discontinued its Consulting business segment by closing the sale of certain of the assets of its wholly-owned subsidiary, Simione Consulting, Inc. ("Consulting"), to Simione Consultants, L.L.C. ("Simione"), which is owned and controlled by William Simione, Jr., an officer and director of the Registrant. The total sales price was approximately $2.0 million plus the assumption of certain liabilities. The sale was made pursuant to an asset purchase agreement, filed as Exhibit 2.1 hereof, negotiated on an arm's length basis. William Simione, Jr. and Robert Simione have resigned as officers of Consulting and the Registrant, however, William Simione, Jr. will remain a director of the Registrant.

     The assets sold under the agreement included the Consulting accounts receivable, computer equipment, and miscellaneous prepaid expenses. Consideration received consisted of approximately $1 million in cash and $1 million in notes; $770 thousand with a 36 month term and $230 thousand with a 5 month term. The cash proceeds were used to pay down the Registrant's line of credit. Borrowing under the line now stands at approximately $5.0 million leaving approximately $1.0 million in available credit.

     Simione assumed responsibility for all equipment leases, employment contracts, the Hamden, CT and Westborough, MA facilities, and agreed to sublease space occupied by its consultants in the Registrant's Atlanta headquarters. Simione assumed liabilities relating to paid time off for the employees of Consulting and professional liabilities for engagements not otherwise covered by liability insurance.

     Simione and the Registrant agreed to offer discounted rates on their services for projects in which one party engages the other and parties agreed not to solicit the others' employees for employment for one year. Simione will provide two consulting engagement reports: (1) a report on the market position of Registrant's point of care software product and (2) an analysis of customer satisfaction with current products in the home health information technology market.

     This separation of Consulting allows the Information Technology (Software) segment to concentrate on its mission of providing leading software solutions to the home health community. Registrant expects to concentrate on developing and supporting IT products and services, including products and services related to HIPAA compliance, across the broad home health marketplace, including HHA, HME and IV Pharmacy providers. The Consulting business revenues totaled $3,980,000 in 2000 and net income totaled $56,000 (results from March 7, 2000 after the merger with MCS). Consulting revenues for the six months ended June 30, 2001 totaled $2,414,000 and net income totaled ($257,000). In light of the Registrant's on going cost reduction initiatives, the Registrant does not believe the discontinuation of the business segment will have a materially adverse impact on its ongoing operations. However, the sale of the Consulting assets and the discontinuation of the Consulting segment will cause Registrant to record a loss of approximately $2.6 million; traceable principally to the elimination of the unamortized goodwill associated with the Consulting segment.

Note regarding Private Securities Litigation Reform Act: Statements made in this report which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward-looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The Registrant's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause the Registrant's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, inability to close the transactions required to obtain additional capital resources, variability in quarterly operating results, customer concentration, product acceptance, long sales cycles, long and varying delivery cycles, the Registrant's dependence on business partners, emerging technological standards, the effects of changes in regulations affecting health care providers, the effects of the disposal of assets on the Registrant's financial condition, risks associated with acquisitions and the risk factors detailed in the Registrant's Registration Statement on Form S-4 (File No. 333-96529) and in the Registrant's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

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


 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements.

         Not Applicable.

     (b) Pro Forma Financial Information.

         Not Applicable.

     (c) Exhibits.

Exhibit
Number         Description
-------        -----------
2.1+           Purchase and Sale  Agreement  dated  September  28, 2001,  by and between the  Registrant,  Simione Central  Consulting,  Inc., and
               Simione Consultants, L.L.C.


+ In accordance with Item 601(b)(2) of Regulation S-K, the schedules have been omitted. There is a list of schedules at the end of the Exhibit, briefly describing them. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.



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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CARECENTRIC, INC.
                              (formerly known as Simione Central Holdings, Inc.)



Date:  October 12, 2001       By: /s/ Dennis Brauckman
                                  --------------------------------------------
                                  Dennis Brauckman
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)



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